Exhibit 10.1

Nintech Mould Factory Inc.

South Fuyuan Road, Private Economy Industry Center,

Jiangyan District, Taizhou City,

Jiangsu Province, PRC

____________, 2026

[Name]

Re:	Executive Offer Letter

Dear [Name],

Nintech Mould Factory Inc., a Cayman Islands exempted company limited by shares (the “Company”), is pleased to offer you a position as [position] of the Company. We believe your background and experience will be a significant asset to the Company and we look forward to your participation. Should you choose to accept this position, this letter agreement (this “Offer Letter”) shall constitute an agreement between you and the Company.

1. Employment. Upon acceptance of this Offer Letter, you shall serve as (i) the [position] of the Company, effective as of [●], 2026, the date of the approval of your appointment by the Board of Directors of the Company (the “Board”), and (ii) without additional compensation, in such other position or positions of the Company’s subsidiaries and affiliated entities (collectively with the Company, the “Group”) with a level of duties and responsibilities consistent with the [position] with the Company, as the Board may specify from time to time (collectively, the “Employment”).

2. Operative Employment Agreement. It is noted that on [date], you and [ ] (the “Subsidiary”), an operating subsidiary of the Company, entered into an Employment Agreement (the “Operative Employment Agreement”). Except otherwise provided herein, the Operative Employment Agreement should govern all terms and conditions of the Employment in all aspects, including but not limited to the term of the Employment, compensation, location, vacation, benefits, termination, applicable law, and dispute resolution. In case of any conflict between this Offer Letter and the Operative Employment Agreement as to the terms and conditions of such the Employment, the Operative Employment Agreement shall prevail.

3. Indemnification. Upon acceptance of this Offer Letter, you agree to enter into the Indemnification Agreement substantially in the form as Exhibit A herein, which provides details of the indemnification that the Company shall provide to you in connection with the Employment.

4. Confidential Information; Non-Disclosure. In consideration of your access to certain Confidential Information (as defined below) of the Group, in connection with the Employment, you hereby represent and agree as follows:

a. Definition. For purposes of this Offer Letter the term “Confidential Information” means:

i. Any information which the Group possesses that has been created, discovered or developed by or for the Group, and which has or could have commercial value or utility in the business in which the Group is engaged; or

ii. Any information which is related to the business of the Group and is generally not known by non-Group personnel.

iii. Confidential Information includes, without limitation, trade secrets and any information concerning services provided by the Group, concepts, ideas, improvements, techniques, methods, research, data, know-how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreements.

b. Exclusions. Notwithstanding the foregoing, the term Confidential Information shall not include:

i. Any information which becomes generally available to the public other than as a result of a breach of the confidentiality portions of this Offer Letter, or any other agreement requiring confidentiality between the Group and you;

ii. Information received from a third party in rightful possession of such information who is not restricted from disclosing such information; and

iii. Information known by you prior to receipt of such information from the Group, which prior knowledge can be documented.

c. Documents. You agree that, without the express written consent of the Company, you will not remove from the Group’s premises, any notes, formulas, programs, data, records, machines or any other documents or items which in any manner contain or constitute Confidential Information, nor will you make reproductions or copies of same. You shall promptly return any such documents or items, along with any reproductions or copies, to the Group upon the earliest of Company’s demand, termination of the Operative Employment Agreement, or your resignation.

d. Confidentiality. You agree that you will hold in trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of the Company, except as maybe necessary in the course of your business relationship with the Company. You further agree that you will not use any Confidential Information without the prior written consent of the Company, except as may be necessary in the course of your Employment, and that the provisions of this paragraph (d) shall survive termination of the Employment.

e. Ownership. You agree that the Group shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by you during the term of the Employment and that arise out of your Employment and you will promptly disclose and provide all inventions to the Company. You agree to assist the Company, at its expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned.

5. Non-Competition. You agree and undertake that you will not, during the term of Employment and for a period of 12 months following termination of the Employment for whatever reason, directly or indirectly as owner, partner, joint venture, shareholder, employee, broker, agent principal, corporate officer, director, licensor or in any other capacity whatsoever, engage in, become financially interested in, be employed by, or have any connection with any business or venture that is engaged in any activities involving services or products which compete, directly or indirectly, with the services or products provided or proposed to be provided by the Company or its subsidiaries or affiliates; provided, however, that you may own securities of any public corporation which is engaged in such business but in an amount not to exceed at any one time, one percent of any class of stock or securities of such company, so long as you has no active role in the publicly owned company as director, employee, consultant or otherwise.

6. Non-Solicitation. During the term of Employment and for a period of 12 months thereafter, you shall not directly or indirectly solicit for employment any individual who was an employee of the Group during your tenure.

7. Clawback. Notwithstanding any other provisions in this Offer Letter to the contrary, any incentive-based or other compensation paid to you under this Offer Letter or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, stock exchange listing requirement or policy established by the Company (whether in existence as of the date hereof or later adopted) will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement and policy. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

8. Counterparts. This Offer Letter may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement, and may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

9. Acknowledgement. You accept this Offer Letter subject to all the terms and provisions of this Offer Letter. You agree to accept as binding, conclusive, and final all decisions or interpretations of the Board of any questions arising under this Offer Letter.

[signature page follows]

The Offer Letter has been executed and delivered by the undersigned and is made effective as of the date set first set forth above.

Sincerely,

Nintech Mould Factory Inc.

By:
Name:	[Name]
Title:	Director

AGREED AND ACCEPTED:

By:
Name:	[Name]

Exhibit A

Form of Indemnification Agreement